EXHIBIT 10.22

AMENDMENT TO EMPLOYMENT CONTRACT

This Amendment to Employment Contract (this “Amendment”) is entered into on the date(s) indicated in the signatures block below with the intention that it be effective as of December 31, 2008 (“Amendment Effective Date”) by and among Owen Jones, an individual residing at 309 9th Avenue, New Westminster, BC, V3L 2A2, Canada (“Executive”), Braintech Canada, Inc, a Canadian company incorporated in the province of British Columbia with its principal offices at Suite 102, 930 West 1st Street, North Vancouver, BC, V7P 3N4, Canada (“Braintech Canada”), and Braintech, Inc., a Nevada corporation with its principal offices at 1750 Tysons Boulevard, Suite 350, McLean, Virginia 22102, USA (“Braintech”) Braintech and Braintech Canada are hereinafter referred to collectively as the “Company”.  Executive, Braintech and Braintech Canada are hereinafter referred to collectively as the “Parties”.

WHEREAS, the Parties entered into an Employment Contract dated as of October 22, 2007 (“Employment Contract”); and

WHEREAS, the Parties now wish to amend the Employment Contract as indicated herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.
Term.  Article 2 of the Employment Contract (entitled “Term”) is hereby amended by deleting the text of Article 2 in its entirety and inserting in lieu thereof the following text:  “The term of this Agreement shall commence as of October 22, 2007 and shall terminate on December 31, 2008.”

2.
Outstanding Options and Warrants.  Pursuant to Article 7 of the Employment Contract (entitled “Outstanding Options and Warrants”), all of Executive’s outstanding warrants and options will vest as of December 31, 2008, and regardless of any documentation to the contrary, the exercise period of all of Executive’s outstanding warrants and options will extend to December 31, 2011.

3.
Satisfaction of Employment Agreement.  Executive acknowledges and agrees that he has been paid in full any and all monies and benefits owing or to be owed under the Employment Contract.  The Company acknowledges that no further services are required from Executive under Section 4 of the Employment Contract.

4.	No Further Amendment. Nothing else is hereby amended.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed as of the date(s) set forth in the signature block below, with the intention that it be effective as of the Amendment Effective Date.

OWEN JONES

/s/ Owen Jones

Date:	March 16, 2009

BRAINTECH CANADA, INC.

By:	/s/ Edward White
Edward White
Chief Financial Officer, Treasurer & Secretary

Date:	March 17, 2009

BRAINTECH, INC.

By:	/s/ Rick Weidinger
Rick Weidinger
Chairman, President & CEO

Date:	March 17, 2009